Exhibit 99.5

Via Edgar

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-6010

Re:	Holisto Ltd.
Registration Statement on Form F-4
File No. 333-267305
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Dear Sir or Madam,

The undersigned, Holisto Ltd., an Israeli company (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the filing of with Amendment No. 3 to the Company’s above-referenced registration statement on Form F-4 (the “Registration Statement”).

The Company has included in the Registration Statement its audited consolidated financial statements financial statements, prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) as of December 31, 2021 and 2020 and for each of the two fiscal years ended December 31, 2021 and 2020, and unaudited condensed consolidated financial statements as of June 30, 2022 and for each of the six-month periods ended June 30, 2022 and 2021.

Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, a company may comply with the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.

In connection with this waiver request, the Company hereby represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2022 will be available until not earlier than April 15, 2023.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

Holisto Ltd.

By:	/s/ Eran Shlomo Shust
Eran Shlomo Shust
Chief Executive Officer